SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):            February 4, 2004

INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	000-12016	58-1451243
(State or other Jurisdiction of incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

                                    Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

            On February 4, 2004, Interface, Inc. (the “Registrant”) issued a press release concerning the closing of a private offering pursuant to Rule 144A and Regulation S of a new issue of senior subordinated debt securities in the aggregate principal amount of $135 million.  A copy of such press release, which was issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933 (as amended), is attached hereto as Exhibit 99 and is incorporated herein as part of this item.  As described in such press release, the approximately $130.9 million of net proceeds of the private offering will be used to redeem in full the Registrant’s previously outstanding series of 9.5% Senior Subordinated Notes due 2005 and to reduce borrowings under the Registrant’s revolving credit facility.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.
By:	/s/ Patrick C. Lynch Patrick C. Lynch Vice President and Chief Financial Officer
Date: February 4, 2004

EXHIBIT INDEX

Exhibit No.	Description
99	Press Release dated February 4, 2004, issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933 (as amended).